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                                                                    EXHIBIT 23.3

                       CONSENTS OF KPMG PEAT MARWICK LLP

The Board of Directors
Fritz Companies, Inc.:

     We consent to the use of our report dated February 20, 1995, on the consolidated balance sheets of Fritz Companies, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the two-year period ended December 31, 1994, and the related financial statement schedule, which report appears in the December 31, 1994 annual report on Form 10-K of Fritz Companies, Inc., incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus.

San Francisco, California
March 3, 1995
                                            KPMG PEAT MARWICK LLP

The Board of Directors
Intertrans Corporation:

     We consent to the use of our report dated January 10, 1995, on the consolidated balance sheets of Intertrans Corporation and subsidiaries as of October 31, 1994 and 1993, and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the years in the three-year period ended October 31, 1994, and the related financial statement schedule, which report appears in the October 31, 1994 annual report on Form 10-K of Intertrans Corporation, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus.

Dallas, Texas
March 3, 1995
                                            KPMG PEAT MARWICK LLP